[Price Waterhouse letterhead]



                                                                 Exhibit 23.5

                      CONSENT OF PRICE WATERHOUSE


We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of DIMON Incorporated for the registration of 5,524,104 shares of its common stock of our audit report dated May 8, 1997, which covers the three year period ended March 31, 1997, 1996 and 1995, with respect to the financial statements of Domitab, S.S. (not included separately therein) included in the current Report on Form 8-K/A of DIMON Incorporated dated June 16, 1997 filed with the Securities and Exchange Commission.

/s/ Price Waterhouse
- --------------------------


September 8, 1997